UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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General Maritime Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

April 29, 2005

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York at 10:00 a.m. on Thursday, May 26, 2005. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

Peter C. Georgiopoulos
Chairman and Chief Executive Officer

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of General Maritime Corporation, a Marshall Islands corporation (“General Maritime” or the “Company”), will be held on Thursday, May 26, 2005, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York for the following purposes:

1.	To elect two Class I Directors to the Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005;

3.

To ratify the amendment to and restatement of the Company’s 2001 Stock Incentive Plan as (as amended and restated on December 12, 2002) (the “Plan”), to increase the maximum number of shares issuable under the Plan from 2.9 million shares to 4.4 million shares; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     Shareholders of record at the close of business on April 27, 2005, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

John C. Georgiopoulos
Vice President, Chief Administrative Officer, Treasurer & Secretary

New York, New York
April 29, 2005

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2005

     This proxy statement is furnished to shareholders of General Maritime Corporation (“General Maritime” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors (the “Board”) of General Maritime for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York, on Thursday, May 26, 2005, at 10:00 a.m., and at any adjournment or postponement thereof.

     This proxy statement, and the accompanying form of proxy, is first being mailed to shareholders on or about April 29, 2005.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

     The Board has fixed the close of business on April 27, 2005, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of April 27, 2005, General Maritime had issued and outstanding 37,961,995 shares of common stock. The common stock comprises all of General Maritime’s issued and outstanding voting stock.

Revocability and Voting of Proxies

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

    by writing a letter delivered to John C. Georgiopoulos, Secretary of General Maritime, stating that the proxy is revoked;

    by submitting another proxy with a later date; or

    by attending the Annual Meeting and voting in person.

     Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

     Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of General Maritime’s nominees as a director; (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of General Maritime for the fiscal year ending December 31, 2004; (iii) FOR the ratification of the amendment to and restatement of the Company’s 2001 Stock Incentive Plan (as amended and restated on December 12, 2002) (the “Plan”) to permit the increase of the maximum number of shares issuable under the Plan from 2.9 million shares to 4.4 million shares, and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. General Maritime does not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

     Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for the purpose of the election of directors.

     The affirmative vote of a majority of the common shares represented and voted at the Annual Meeting is required for approval of Proposal Two. Abstentions will have the same effect as a vote “against” Proposal Two, whereas broker “non-votes” are not considered to have been voted on Proposal Two.

     The affirmative vote of a majority of the common shares voted at the Annual Meeting is required for approval of Proposal Three, so long as the votes cast represent more than 50% of the common shares entitled to vote. Abstentions will have the same effect as a vote “against” Proposal Three, whereas broker “non-votes” are not considered to have been voted on Proposal Three.

Solicitation

     We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Under General Maritime’s Articles of Incorporation, as amended, the Board is classified into three classes. All Directors serving in Class I have terms expiring at the 2005 Annual Meeting. The Board has nominated the Class I directors currently serving on the Board, Rex W. Harrington and John O. Hatab, for re-election to serve as Class I directors of the Company for a three-year term until the 2008 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Andrew M.L. Cazalet, who was also a Class I Director, resigned from the Board on April 25, 2005. Concurrently with the resignation of Mr. Cazalet from the Board, the Board reduced the size of the Board to seven in accordance with General Maritime’s By-Laws. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF MESSRS. HARRINGTON AND HATAB AS CLASS I DIRECTORS.

Nominee Information

The following table sets forth information regarding the nominees for re-election as Class I Directors:

Name	Age	Class	Position

Rex W. Harrington	71	I	Director
John O. Hatab	61	I	Director

     Rex W. Harrington has served as a director of the Company since May 2001. Mr. Harrington served as Shipping Adviser to The Royal Bank of Scotland plc from his retirement in 1998 until 2001. Mr. Harrington served as Director of Shipping of The Royal Bank of Scotland plc from 1990 to 1998, Assistant General Manager, Shipping from 1980 to 1990 and Senior Manager, Shipping from 1973 to 1980. From 1969 to 1973, Mr. Harrington served as an executive of Baring Brothers & Co., Ltd., an international merchant banking firm, and from 1957 to 1969 served in various capacities in the Bank of England. Mr. Harrington currently serves as Chairman of the Advisory Board of the Liberian International Ship & Corporate Registry, as a Deputy Chairman of the International Maritime Industries Forum, as a director of A/S Dampskibsselskabet TORM, a company listed on the Copenhagen Stock Exchange, and through ADRs, on the NASDAQ National Market, as a member of the General Committee of Lloyd’s Register of Shipping, London Advisory Panel of InterCargo, the Baltic Exchange and the Steering Committee of the London Shipping Law Centre. Mr. Harrington was previously a director of H. Clarkson Limited (International Shipbrokers) from 1995 to 1998 and a director of Lloyd’s Register of Shipping from 1994 to 1999. Mr. Harrington has a Masters degree from the University of Oxford.

     John O. Hatab has served as a director since September 2004. He is a Principal of Gotham Capital Associates LLC. From 2001 to 2004, Mr. Hatab was Managing Partner - Business Development of the PricewaterhouseCoopers LLP Metro Region. From 1990 to 2001, Mr. Hatab was CEO of the PricewaterhouseCoopers LLP Metro Region tax services practice and served as Managing Partner of the firm’s New York office tax practice. He previously served as Managing Partner of the Price Waterhouse LLP Washington, DC area tax services practices. Mr. Hatab is a Certified Public Accountant and holds a B.S. in Business Administration from Lehigh University and an M.B.A. in International Finance from the Seton Hall University Graduate School of Business.

Continuing Director Information

     The following table sets information regarding our directors whose terms continue after the 2005 Annual Meeting. The terms for directors in Class II expire at the 2006 Annual Meeting, and the terms for directors in Class III expire at the 2007 Annual Meeting.

Name	Age	Class	Position

John P. Tavlarios	43	II	Director; Chief Executive Officer of the Company’s tanker operating subsidiary, General Maritime Management LLC
Peter S. Shaerf	50	II	Director
Peter C. Georgiopoulos	44	III	Chairman, President, Chief Executive Officer and Director
William J. Crabtree	61	III	Director
Stephen A. Kaplan	46	III	Director

Class II Directors - Terms Expiring at the 2006 Annual Meeting

     John P. Tavlarios has served as a director since May 2001. He served as our President and Chief Operating Officer from May 2001 until December 31, 2002. Following our internal reorganization which took effect at the close of business on December 31, 2002, he became Chief Executive Officer of our tanker operating subsidiary, General Maritime Management LLC. From our inception in 1997 to January 2000, Mr. Tavlarios served as our Executive Vice President. From 1995 to 1997, he was affiliated with Maritime Equity Management, a ship owning and investment company, where he served as Director of Marine Operations. From 1992 to 1995, Mr. Tavlarios was President and founder of Halcyon Trading Company, a consulting firm specializing in international business development with a particular emphasis on the international oil industry. From 1984 to 1992, he was employed by Mobil Oil Corporation, spending most of his tenure in the Marine Operations and the Marketing and Refining divisions. Prior to 1984, Mr. Tavlarios was involved in his family’s shipping business, assisting in marine operations. Mr. Tavlarios is a member of the American Bureau of Shipping, the Det Norske Veritas North American Committee, the Skuld board of directors, the Directors Committee and the North American Panel of INTERTANKO, the organization of independent tank owners and on the Board of Trustees of the Seaman’s Church Institute. Mr. Tavlarios is also a director of Genco Shipping & Trading Limited, an owner and operator of dry bulk vessels.

     Peter S. Shaerf has served as a director of the Company since May 2001. Mr. Shaerf is a Senior Vice President of American Marine Advisors, Inc., an investment bank specializing in the maritime industry. From 1998 until April 2002, Mr. Shaerf was a Managing Director of Poseidon Capital Corp., an independent maritime consulting and investment company that works extensively in the investment community. From 1980 to 2002, he was a partner of The Commonwealth Group a brokerage and consulting company that specializes in the dry cargo and liner shipping industry. From 1977 to 1980, he was a director of Common Brothers U.S.A. Ltd., a shipbroking subsidiary of a British shipowner of dry cargo and tanker tonnage. Mr. Shaerf served as a director of MC Shipping, Inc., an American Stock Exchange listed company, from 1993 – 2004. He is a director of TBS International Ltd., a liner operator expected to list on NASDAQ in May 2005. In April 2002, he was appointed to the board of directors of U.S. flag operator Trailer Bridge, Inc., a company listed on the NASDAQ National Market. Mr. Shaerf is Vice Chairman of the U.S. Government sponsored Short Sea Shipping Co-operative. Mr. Shaerf holds a B.A. degree in international business law from the London Guildhall University.

Class III Directors - Terms Expiring at the 2007 Annual Meeting

     Peter C. Georgiopoulos is our founder and has served as Chairman, President, Chief Executive Officer and Director since our inception in 1997. He became our President as of January 1, 2003, following our internal reorganization. From 1991 to 1997, Mr. Georgiopoulos was the principal of Maritime Equity Management, a ship-owning and investment company which he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Prior to entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece. Mr. Georgiopoulos is a member of the American Bureau of Shipping. Mr. Georgiopoulos is also a director of Genco Shipping & Trading Limited.

     William J. Crabtree has served as a director of the Company since May 2001. Mr. Crabtree currently operates his own legal consulting business. From 1972 to 1996, Mr. Crabtree served in various capacities from Marine Counsel to Chairman of Universe Tankships (Delaware), Inc., a company owned by the D.K. Ludwig Organization, which was predecessor to Universe Tankships (Delaware) LLC. Mr. Crabtree served as counsel for the Commonwealth Oil Refining Company from 1971 to 1972. From 1968 to 1970, Mr. Crabtree was an associate at the law firm of Kirlin, Campbell and Keating. Mr. Crabtree is a member of the Maritime Law Association of the United States and the American Bureau of Shipping.

     Stephen A. Kaplan has served as a director of the Company since May 2001. Since 1995, Mr. Kaplan has been a principal of Oaktree Capital Management, LLC, a private investment management firm, where he co-manages Oaktree’s Principal Activities Group which invests in majority and significant minority positions in both private and public companies. From 1993 to 1995, Mr. Kaplan was a Managing Director of Trust Company of the West. Prior to joining the Trust Company of the West, Mr. Kaplan was a partner of the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of numerous private and public companies. Mr. Kaplan is also a director of Genco Shipping & Trading Limited.

Corporate Governance

     Governance Guidelines. All of the Company’s corporate governance materials, including the Board of Directors’ (the “Board’s”) Governance Guidelines, which includes the criteria used in determining director independence and qualifications for directors and its Board committee charters, are published on the Corporate Governance section of the Company’s website at www.generalmaritimecorp.com. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Governance Guidelines and committee charters as warranted. Any modifications are reflected on the Company’s website.

     Director Independence. It is the Board’s objective that a majority of the Board consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board follows the criteria set forth in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual to determine director independence. The Company’s independence criteria are set forth in Section II of its Governance Guidelines. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

     All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director compensation.

     The independent directors of the Company are William J. Crabtree, Rex W. Harrington, John O. Hatab and Peter S. Shaerf. The Board of Directors has determined that each of the members of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively, are independent as defined in Section 303A of the NYSE Listed Company Manual. In determining that Mr. Shaerf is independent, the Board considered the Company’s retention of his employer for $200,000 of due diligence assistance in connection with the Company’s Soponata acquisition. The Board did not believe that either the nature or the amount of this work would impair Mr. Shaerf’s ability to act independently of management. See “Certain Relationships and Related Transactions”.

     Code of Ethics. All directors, officers, employees and agents of the Company must act ethically at all times and in accordance with the policies comprising the Company’s code of ethics set forth in the Company’s Code of Ethics. Under the Company’s Code of Ethics, the Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.

     The Company’s Code of Ethics is available on the Company’s website at www.generalmaritimecorp.com and is available in print to any shareholder.

     Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about the Company’s conduct, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the presiding director, to the non-management directors or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing or reported by phone to the Chairman of the Audit Committee or to the Company’s outside counsel, Kramer Levin Naftalis & Frankel LLP, Attn: Thomas E. Molner, tel.: (212) 715-9429. Under the Code of Ethics, the Company will not retaliate or allow retaliation for reports made in good faith.

Board Meetings and Committees

     During the fiscal year 2004, there were six meetings of the Board. A quorum of directors was present, either in person or telephonically, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

     From January 1, 2004 to September 14, 2004, the Company’s Audit Committee was comprised of William J. Crabtree, Rex W. Harrington and Andrew M.L. Cazalet, all of whom qualify as independent under the listing requirements of the NYSE and are financially literate. On September 14, 2004, Mr. Harrington resigned from the Audit Committee and John O. Hatab, who also qualifies as independent under the listing requirements of the NYSE, is financially literate and is a financial expert as defined under Item 401(h)(2) of Regulation S-K, was named to the Audit Committee. From September 14, 2004 to April 25, 2005, the Company’s Audit Committee was comprised of William J. Crabtree, Andrew M.L. Cazalet and John O. Hatab. On April 25, 2005, Mr. Cazalet resigned from the Board of Directors and Rex W. Harrington was reappointed to the Audit Committee. Through its written charter, which was amended and restated on March 23, 2004, the Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. The Audit Committee held five meetings during fiscal year 2004.

     From January 1, 2004 to January 19, 2005, the Company’s Compensation Committee was comprised of William J. Crabtree, Stephen A. Kaplan and Peter S. Shaerf. On January 19, 2005, Mr. Kaplan resigned from the Company’s Compensation Committee. Also on January 19, 2004, the Committee’s charter was amended and restated to provide that the Committee is to be comprised of two or more Directors. Since January 19, 2005, the Company’s Compensation Committee has been comprised of William J. Crabtree and Peter S. Shaerf. As described under the heading “Certain Relationships and Related Transactions”, in 2004, the Company engaged American Marine Advisors, Inc., an investment bank specializing in the maritime industry, to provide advisory services as part of its due diligence review in connection with its acquisition of vessels and a technical management company from Soponata SA. The Company paid American Marine Advisors, Inc. a fee of $200,000 for these services. Mr. Shaerf, who serves as a senior vice president of American Marine Advisors, Inc., had no direct interest in this transaction. Through its written charter, as amended and restated on January 19, 2005, the Compensation Committee administers the Company’s stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation, philosophy and current competitive status, and executive officer compensation. The Compensation Committee held five meetings during fiscal year 2004. The report of the Compensation Committee, “Board Compensation Committee Report on Executive Compensation”, is on page 12.

     From April 14, 2004 to April 25, 2005, the Company’s Nominating and Corporate Governance Committee was comprised of William J. Crabtree, Andrew M.L. Cazalet and Peter S. Shaerf. On April 25, 2005, Mr. Cazalet resigned from the Board of Directors. Since April 25, 2005, the Company’s Nominating and Corporate Governance Committee has been comprised of William J. Crabtree and Peter S. Shaerf. Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the nominating and corporate governance committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates, but has not done so to date. The committee evaluates all candidates on the basis of the criteria described in the Company's Corporate Governance Guidelines and other criteria that may vary from time to time. The committee considers candidates based on materials provided, and will consider whether an interview is appropriate. The committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at the Company's headquarters, on the same basis. Mr. Hatab was elected to the board to fill a vacancy in September 2004. He was identified to the committee by the Company's Chairman. The Nominating Committee held six meetings during fiscal 2004.

Executive Sessions

     To assure free and open discussion and communication among the non-management directors, the non-management directors will aim to meet at least annually and may meet as the non-management directors deem appropriate. The presiding director at any executive session with the non-management directors will be a non-management director and will be selected by a majority of the non-management directors present at the meeting. In the event that there is only one non-management director present at a meeting with the Company’s executive, that non-management director will preside over the meeting. During the fiscal year 2004, there was one executive session.

MANAGEMENT

Executive Officers and Other Key Personnel

     The following tables set forth certain information with respect to the executive officers (other than Peter C. Georgiopoulos and John P. Tavlarios, for whom information is set forth under the heading “Continuing Director Information” above):

Executive Officers

Name	Age	Position

Jeffrey D. Pribor	47	Vice President and Chief Financial Officer

John C. Georgiopoulos	41	Vice President, Chief Administrative Officer, Treasurer and Secretary

John M. Ramistella	58	Vice President – Chartering; General Maritime Management LLC

Milton H. Gonzales, Jr.	51	Vice President – Technical Operations; General Maritime Management LLC

     Jeffrey D. Pribor has served as our Chief Financial Officer since September 2004. Mr. Pribor has over 20 years of banking, capital markets, shipping and legal experience. From 2002 to 2004, Mr. Pribor served as Managing Director and President of DnB NOR

Markets Inc., the US investment banking division of DnB NOR ASA, where he was responsible for mergers and acquisitions, strategic advisory services and US capital market activities for the bank’s shipping, offshore, logistics and energy clients. From 1996 to 2002, Mr. Pribor was Managing Director, Investment Banking at ABN AMRO Inc. (including predecessor entities), where he was responsible for all commercial and investment banking activities for shipping and other transportation companies in North America. Prior to that, Mr. Pribor was Managing Director and Sector Head of Transportation and Logistics Investment Banking for ING Barings. He also worked for over 10 years in the Mergers and Acquisitions group at Merrill Lynch and as an Associate attorney in the corporate and banking law practice of Milbank, Tweed, Hadley and McCloy. Mr. Pribor earned his B.A. in Economics and Political Science from Yale University. He also earned his JD and MBA from Columbia University.

     John C. Georgiopoulos has served as our Vice President, Chief Administrative Officer and Treasurer since July 2000 and our Vice President, Chief Financial Officer, Treasurer and Secretary since 2003. From our inception in 1997 to July 2000, Mr. Georgiopoulos served as our Chief Financial Officer. From 1994 to 1997, he was involved in his family’s private real estate and investment management business. From 1991 to 1994, Mr. Georgiopoulos was an officer of Atlantic Bank of New York. From 1987 to 1991, he was a Vice President of Atlas Management, a shipping and real estate company in New York.

     John M. Ramistella has served as Vice President-Chartering of our tanker operating subsidiary, General Maritime Management LLC, since our inception in 1997. From 1992 to 1997, Mr. Ramistella was a tanker broker at Poten & Partners, specializing in long term charters and projects. From 1991 to 1992, Mr. Ramistella was President of Norgulf Shipping Ltd., a privately held shipping company. From 1989 to 1991, he was a tanker broker at Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1973 to 1989, Mr. Ramistella was President of Tankers Company, Inc., a tanker brokerage firm based in Westport, Connecticut.

     Milton H. Gonzales, Jr. has served as our Vice President-Technical Operations of our tanker operating subsidiary, General Maritime Management LLC since July 2004. From 2000 to 2004, Mr. Gonzales was Vice President – Marine Technical Operations of Cunard Line Limited Cruise Company.

     Peter C. Georgiopoulos and John C. Georgiopoulos are brothers. There are no other family relationships among our executive officers and directors.

Executive Compensation

     The following table sets forth in summary form information concerning the compensation paid by us during the years ended December 31, 2002, 2003 and 2004, to our Chief Executive Officer and our three other most highly compensated executive officers whose salaries and bonuses for fiscal year 2004 exceeded $100,000 and who served as executive officers of the Company as of December 31, 2004 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation

Peter C. Georgiopoulos	2004	$675,000	$0(1)	$7,207,500(1)(2)	0	$30,000(3)
Chairman, Chief Executive	2003	$550,000	$3,000,000	$1,093,500(4)	0	0
Officer, President and Director	2002	$450,000	$300,000	$3,030,000(5)	0	0

John P. Tavlarios	2004	$525,000	$1,200,000	$2,402,500(1)	0	$2,400(6)
Director & Chief Executive Officer	2003	$425,000	$1,000,000	$437,400(4)	0	0
of the Company's tanker operating	2002	$375,000	$175,000	$757,500(5)	0	0
subsidiary, General Maritime
Management LLC

Jeffrey D. Pribor	2004	$350,000	$250,000	$480,500(1)	0	0
Vice President & Chief Financial
Officer

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation

John C. Georgiopoulos	2004	$250,000	$400,000	$480,500(1)	0	0
Vice President, Chief Administrative	2003	$225,000	$225,000	$145,800(4)	0	0
Officer, Treasurer and Secretary	2002	$225,000	$75,000	0	40,000(7)	0

John M. Ramistella	2004	$200,000	$85,000	$144,140(1)	0	$2,400(6)
Vice President-Chartering of the	2003	$200,000	$125,000	$145,800(4)
Company’s tanker operating	2002	$200,000	20,000		15,000(7)
subsidiary, General Maritime
Management LLC

Milton H. Gonzales, Jr.	2004	$200,000	$100,000	$240,250(1)	0	0
Vice President-Technical Operationsl
of the Company’s tanker operating
subsidiary, General Maritime
Management LLC

(1)

On February 9, 2005, the Company made grants of restricted common stock in the amount of 150,000 shares to Peter C. Georgiopoulos, 50,000 shares to John P. Tavlarios, 10,000 shares to John C. Georgiopoulos, 10,000 shares to Jeffrey D. Pribor, 3,000 shares to John M. Ramistella and 5,000 shares to Milton H. Gonzales, Jr. as bonus compensation earned for 2004. Peter C. Georgiopoulos did not receive a cash bonus for 2004 because the Compensation Committee agreed to Mr. Georgiopoulos’ request that his 2004 performance compensation take the form of a restricted stock grant rather than a cash bonus. The restrictions with respect to Peter C. Georgiopoulos’ shares will lapse on November 16, 2014. These restrictions will also lapse upon his death or disability or a change of control of the Company and will lapse on a straight-line basis if Mr. Georgiopoulos is dismissed without cause or resigns for good reason. The restrictions applicable to the shares granted to Messrs. Tavlarios, John C. Georgiopoulos, Pribor, Ramistella and Gonzales will lapse ratably in 20% increments on the first five anniversaries of November 16, 2004. The restrictions applicable to the shares granted to these three executives will also lapse in full upon a change of control of the Company. Based on the closing price of the Company’s common stock of $48.05 on the NYSE on February 9, 2005, the value on that date of the restricted common shares awarded to: (1) Peter C. Georgiopoulos was $7,207,500, (2) John P. Tavlarios was $2,402,500, (3) John C. Georgiopoulos was $480,500, (4) Jeffrey D. Pribor was $480,500, (5) John M. Ramistella was $144,140, (6) Milton H. Gonzales, Jr. was $240,250.

(2)

On April 6, 2005, the Company made a grant of restricted stock in the amount of 350,000 shares to Peter C. Georgiopoulos in connection with his entry into a new five-year employment agreement. This grant is not reflected in the table above. The restrictions with respect to Mr. Georgiopoulos’ shares will lapse on December 31, 2014. Restrictions on Mr. Georgiopoulos’ stock will also lapse in full if Mr. Georgiopoulos is dismissed without cause or resigns for good reason, or upon a change of control of the Company and will lapse on a straight-line basis upon his death or disability.

(3)	Peter C. Georgiopoulos received a monthly automobile benefit of $2,500.

(4)

On November 12, 2003, the Company made grants of restricted common stock in the amount of 75,000 shares to Peter C. Georgiopoulos, 30,000 shares to John P. Tavlarios, and 10,000 shares to John C. Georgiopoulos and John M. Ramistella, respectively. The closing price of the Company’s common stock on that date was $14.58. The shares will vest in five equal installments on each of the first five anniversaries of the date of grant. Based on the closing price of the Company’s common stock on the NYSE on November 12, 2003, the value on that date of the restricted common shares awarded to: (1) Peter C. Georgiopoulos was $1,093,500, (2) John P. Tavlarios was $437,400, (3) John C. Georgiopoulos was $145,800, and (4) John M. Ramistella was $145,800, respectively.

(5)

On November 26, 2002, the Company made grants of restricted common stock in the amount of 500,000 shares to Peter C. Georgiopoulos and 125,000 shares to John P. Tavlarios. The closing price of the Company’s common stock on that date was $6.06. The shares will vest on November 26, 2009. The restrictions applicable to these shares will lapse on a straight-line basis upon dismissal without cause or resignation for good cause of the recipient or in full upon death, disability or a change of control of the Company. Based on the closing price of the Company’s common stock on the NYSE on November 26, 2002, the value on that date of the restricted common stock awarded to Messrs. Georgiopoulos and Tavlarios was $3,030,000 and $757,500, respectively.

(6)	Mr. Tavlarios received a membership fee benefit of $2,400.

(7)

On November 26, 2002, the Company granted options to purchase shares of common stock in the amount of 40,000 shares to John C. Georgiopoulos, and 15,000 shares to John M. Ramistella, at an exercise price of $6.06 per share. These options to purchase common stock will vest on the first four anniversaries of the grant date.

     For information about employment agreements with some of our executive officers, see “--Employment Agreements and Incentive Bonus Program” below.

Option Grants for the Year Ended December 31, 2004

     The Company did not grant any options to the Named Executive Officers during the fiscal year ended December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options Values

     The following table provides information relating to option exercises by the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, the table indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)

			Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)

John C. Georgiopoulos	51,000	$1,336,498	23,000	36,000	$504,850	$1,029,000
John M. Ramistella	25,500	$686,430	0	12,000	0	$352,950

(1) Based on a closing price of $39.95 on December 31, 2004.

Director Compensation

     For fiscal year 2004, each of our non-employee directors received an annual fee of $25,000 and a fee of $15,000 for an audit committee assignment, $10,000 for a compensation committee assignment and $5,000 for a nominating and corporate governance committee assignment. On May 20, 2004, all non-employee directors were granted ten-year options to purchase 5,000 shares of common stock at an exercise price of $22.57 per share. These options will vest in equal installments on each of the first four anniversaries of the grant date. For fiscal year 2005, each of our non-employee directors will receive an annual fee of $30,000 and a fee of $20,000 for an audit committee assignment, $15,000 for a compensation committee assignment and $7,500 for a nominating and corporate governance committee assignment. We expect to make annual restricted stock grants to non-employee directors, and we expect that 1,200 shares of restricted stock will be granted to each such director for 2005. We do not pay director fees to employee directors. We reimburse our directors for all reasonable expenses incurred by them in connection with serving on our board of directors.

Executive Employment Agreements

     In April 2005, we entered into new employment agreements with our executive officers which are described below.

     Our agreement with Peter C. Georgiopoulos is for a term from January 1, 2005 through December 31, 2009 and provides for automatic renewal for additional one year terms, unless the executive or we terminate the agreement on 90 days’ notice prior to the expiration of the then-current term. Mr. Georgiopoulos’ agreement provides for a base salary of $675,000 per annum as well as discretionary bonuses, as determined by the Board or an appropriate committee based upon actual performance as measured by the Board or committee. Under his agreement, we have agreed to reimburse Mr. Georgiopoulos’ legal fees in connection with preparation of the agreement and to provide him with a monthly automobile allowance of $2,500.

     Our agreements with Messrs. Tavlarios, Pribor and John Georgiopoulos are each for a term from January 1, 2005 through December 31, 2007 and provide for automatic renewal for additional one year terms, unless the executive or we terminate the agreement on 120 days notice. The agreements provide for base salaries per annum of $525,000 for Mr. Tavlarios, $350,000 for Mr. Pribor and $300,000 for Mr. Georgiopoulos, as well as discretionary bonuses, as determined by the Board or an appropriate committee based upon actual performance as measured by the Board or committee. Under these agreements, we have agreed to reimburse the executives for their legal fees in connection with preparation of the agreements and to obtain Company-paid life insurance and long-term disability insurance for these executives which the Company reasonably determines is appropriate at a cost per executive of no more than $10,000 per annum.

     Each of the executive officer employment agreements provide that upon termination (including termination by reason of non-renewal) by us without cause or by the executive for good reason, in each case as defined in the relevant agreement, the executive will be entitled to salary and a pro rata bonus through the date of termination plus a lump sum payment equal to base salary at the date of termination and average annual incentive award over the preceding three years or any shorter period that the executive was employed by us times a payment factor of two. In these circumstances, the executives are also entitled to medical, dental and insurance coverage (and, as to Peter C. Georgiopoulos, an automobile benefit) substantially identical to those in place prior to termination for a benefit period of two years. If following a change of control (as defined in the relevant agreement), Peter C. Georgiopoulos elects within six months to terminate his employment at his discretion, or we terminate him without cause, or with respect to any of the other executives, within two years we terminate the executive’s employment without cause or the executive terminates his employment with good reason, the payment factor and the number of years in the benefit period described above will be three. For purposes of these agreements, we have defined annual incentive award for Peter C. Georgiopoulos as the sum of cash bonus (including any amounts deferred) and the value on the date of grant of any restricted shares granted (excluding the grant made to Mr. Georgiopoulos in connection with signing his agreement). For the other executives, we have defined annual incentive award as the value of cash bonus (including any amounts deferred) and, in the event of a termination by the executive for good reason or by us without cause within two years after a change of control, the value on the date of grant of any restricted shares or options granted. For these purposes we have agreed to treat Mr. Pribor as having received an annualized bonus of not less than $750,000 for 2004.

     In the event that a payment to the executive under his agreement or otherwise after a change of control (but not a payment pursuant to a currently outstanding option grant) causes the executive to owe excise tax under Section 280G of the Internal Revenue Code, we have agreed to fund the amount of this tax on a fully “grossed-up” basis, intended to ensure that after payment of the excise tax and any related taxes and penalties, the executive retains the full amount of the payment that gave rise to the excise tax liability.

     In the event of termination of an executive’s employment due to the executive’s death or disability, we have agreed to pay the executive, or his estate, a pro rata bonus for the year of termination and one year’s salary and to provide medical coverage for him (in the case of disability) and his eligible dependents for a period of one year.

     Under these agreements, each executive has agreed to protect our confidential information and not to solicit our employees for other employment for two years after termination. Each executive has also agreed not to engage in certain defined competitive activities described in their agreements for two years after the termination of his employment with us. The provisions regarding competitive activities will not apply following a change of control or in the event of termination of the executive by us without cause or by the executive with good reason. For purposes of these agreements, change of control is defined generally as the acquisition of more than 30% of the voting power of the Company by any person or group other than Peter C. Georgiopoulos and his affiliates; the sale of all or substantially all of our assets; any merger or similar transaction in which holders of our voting stock do not hold at least 51% of the voting stock of the surviving entity; a majority of the members of our Board of Directors no longer being continuing directors, as defined in the relevant agreements; or our adoption of a plan of liquidation or dissolution providing for the distribution of all or substantially all of our assets.

Incentive Bonus Program

     The Company has an incentive bonus program under which our executive officers and our other key employees designated by our Chief Executive Officer are eligible for cash bonus awards. These awards are generally made at the end of the fiscal year in amounts determined in the sole discretion of the Compensation Committee for executive officers and the Chief Executive Officer subject to the oversight of the Compensation Committee and the Board for other eligible key employees. Criteria for executive officer bonuses are discussed below under the heading “Board Compensation Committee Report on Executive Compensation” below.

Change of Control Severance Program

     On April 25, 2005, the Board of Directors adopted the General Maritime Corporation Change of Control Severance Program for U.S. Employees. Regular, full-time shore-based employees based in an office in the United States are eligible to participate in the Severance Program. It generally provides that if a participant’s employment with us is terminated other than for cause, death or disability or if the participant resigns for “good reason” during a one or two year period (depending on the level of participation of the employee) following a change of control, the participant will be entitled to receive, subject to the participant’s execution and non-revocation of a release, a lump sum separation benefit equal to one or two times (depending on the level of participation of the employee) the participant’s then current base salary and annual bonus.

     Under the Severance Program, Milton H. Gonzales, Jr. and John M. Ramistella will generally be entitled to receive two times their respective base salaries and annual bonuses upon the occurrence of a qualifying termination within a two year period following a change of control.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between any of General Maritime’s executive officers or members of General Maritime’s Board or Compensation Committee and any other company’s executive officers, board of directors or compensation committee.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is composed entirely of independent directors. The Committee is responsible for establishing and administering the overall compensation policies applicable to the Company’s executive officers and determining the annual cash compensation of the Company’s senior management. The Committee is also responsible for establishing the general policies applicable to the granting, vesting and other terms of equity grants made to current and newly hired officers and other key employees under the Company’s stock incentive plan, and for determining the size and terms of the individual equity grants made to the Company’s executive officers.

Compensation Philosophy

     The Committee believes that the Company’s compensation programs should attract and retain executives and other employees to enable the Company to compete effectively; encourage achievement of the Company’s annual and longer-term performance objectives; and align our executives’ long-term interests with those of our investors. The Committee fosters and oversees the Company’s compensation programs to attain these goals.

     The Committee primarily bases its senior executive officer compensation decisions on its assessment of each executive’s performance in his area of responsibility and contributions to improving shareholder value. We base this assessment on a number of factors rather than rigidly adhering to formulas or guidelines. These factors include the executive’s performance compared to the Company’s current goals and objectives; the nature and scope of the executive’s responsibilities; the executive’s contribution to the Company’s current financial results; and the executive’s effectiveness in initiatives to deliver greater future value to shareholders. In order to provide proper incentives to each executive and appropriately reward performance, the Committee assesses the proper balance of short- and long-term compensation as well as the form of such compensation, such as cash or equity grants. The Committee also considers the compensation levels and performance of companies that the Committee regards as competitors or peers of the Company.

Compensation Deductibility Policy

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to certain employees in excess of $1 million. Because the Company believes that it currently qualifies for the exemption pursuant to Section 883 of the Internal Revenue Code of 1986, as amended, pursuant to which it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2004), it has not sought to structure its compensation arrangements to qualify for exemption under Section 162(m).

Performance and Compensation Review Process

     Commencing during the third quarter of 2004, the Compensation Committee consulted with and received advice from an outside independent executive compensation consultant in order to help the Committee assess the appropriate levels of executive compensation for 2004.

     The review process included five meetings of the Committee and several consultations with the CEO. As part of this process, the Committee received an overall company review from the CEO. The CEO reviewed with the Committee members (i) his assessment of the Company’s performance in 2004 in terms of financial results and strategic initiatives, (ii) his assessment of each executive officer’s efforts, performance and contributions for 2004, (iii) the CEO’s specific recommendations regarding the annual bonus awards for 2004 for the executive officers reporting to the CEO and other employees, and (iv) the rationales for such awards.

     The Committee’s recommendations were made after due and careful consideration and in the light of the Company’s performance and the performance of the individual executives. The Committee duly reported its findings to the full Board, which accepted the Committee’s recommendations unanimously.

Base Salary Levels and 2004 Annual Bonus Awards

     As part of the review process described above, the base salary rate and proposed 2004 annual bonus award of each executive officer was reviewed, taking into account: (i) each officer’s individual performance for 2004, (ii) the scope and importance of the functions the officer performed or for which the officer was responsible, (iii) an assessment of the officer’s initiative, managerial ability and overall contributions to corporate performance, (iv) certain practices of other companies with respect to executive officer salary and bonus levels for 2004 and 2005 based on survey data and available Securities and Exchange Commission filing data, and (v) internal equity considerations.

     The weighting given to these factors varied by position, but the Committee intended that each executive officer’s base salary and annual bonus rates be generally competitive with the estimated current market rates, and that the annual bonuses for 2004 properly reflect the efforts and achievements of the Company’s management team in fostering the Company’s superior performance in terms of return to shareholders relative to certain competitors, integrating 19 tankers acquired from Metrostar Management Corporation into the Company’s operations, and refinancing the Company’s outstanding credit facility debt. The Committee also noted Mr. Tavlarios’ view that his surrender of stock options in 2002 represented a surrender of value for which he was not fully compensated.

     On November 16, 2004, the Committee’s approved a salary increase for fiscal 2005 from $250,000 to $300,000 for John C. Georgiopoulos. Additionally, for 2004, the Committee awarded Messrs. Tavlarios, Pribor, and John C. Georgiopoulos cash bonuses of $1,200,000, $250,000, and $400,000, respectively. The annual bonus amounts awarded for these executive officers are set forth in “Summary Compensation Table” above. The Committee did not award a cash bonus to Peter C. Georgiopoulos, as the Committee agreed to Mr. Georgiopoulos’ request that his 2004 performance compensation take the form of a restricted stock grant at a later date rather than a cash bonus.

Equity Grants

     As part of its officer compensation programs, the Company intends to utilize restricted share grants and, potentially, stock options priced at 100% of market on the date of grant as the primary long-term incentive award vehicles. On February 9, 2005, the Company made a grant of 150,000 restricted shares of common stock to Peter C. Georgiopoulos, with restrictions on all such shares to lapse on November 16, 2014. Restrictions on Peter C. Georgiopoulos’ stock will also lapse in full upon his death or disability or a change of control of the Company and will lapse on a straight-line basis if Peter C. Georgiopoulos is dismissed without cause or resigns for good reason. The Company also made grants on February 9, 2005 to John P. Tavlarios of 50,000 shares of restricted stock and to Jeffrey D. Pribor and John C. Georgiopoulos of 10,000 shares of restricted stock each. The restrictions applicable to the shares granted to Messrs. Tavlarios, Pribor, and John C. Georgiopoulos will lapse ratably in 20% increments on the first five anniversaries of November 16, 2004. The restrictions applicable to the shares granted to these three executives will also lapse in full upon a change of control of the Company. Additionally, on February 9, 2005, the Company granted 84,000 restricted shares of common stock to other Company employees. The shares will generally vest in five equal installments on each of the first five anniversaries of the date of grant (or earlier on a full basis upon a change of control of the Company). On April 6, 2005, the Company made a grant of restricted stock in the amount of 350,000 shares to Peter C. Georgiopoulos. The restrictions with respect to Peter C. Georgiopoulos’ shares will lapse if at all on December 31, 2014. Restrictions on Peter C. Georgiopoulos’ stock will also lapse in full if he is dismissed without cause or resigns for good reason, or upon a change of control of the Company and will lapse on a straight-line basis upon his death or disability.

     The Committee believes that equity grants can be effective for both new hires and retention purposes in establishing substantial stock-based investment risks for key employees that emphasize the importance of shareholder return and encourage a focus on long-term results.

CEO Compensation

     The Committee’s actions regarding Mr. Peter Georgiopoulos’ cash compensation for 2004 as the Company’s Chief Executive Officer are reflected in the “Summary Compensation Table” set forth above.

     The Committee’s review of Mr. Georgiopoulos’ compensation occurred at the same time as the above-discussed review of the compensation of the Company’s other executive officers, and took into account the same factors and data, together with the Committee’s assessment of Mr. Georgiopoulos’ leadership skills and impact potential; his contributions to the Company’s successes during 2004, particularly with regard to the Company’s superior performance in terms of return to shareholders relative to certain peers; his unique role in representing the Company in its industry and to investors and other potential financing sources, his efforts in developing and realizing strategic opportunities for the Company; and his success in building an effective management team and corporate infrastructure to support the Company’s growth and public company status. The Committee also noted Mr. Georgiopoulos’ view that the surrender of shares by companies controlled by him under the Corporation’s plan of recapitalization and his surrender of stock options represented a surrender of value in 2002 for which he was never fully compensated.

     After assessing Mr. Georgiopoulos’ performance for 2004, and after taking into account his existing compensation, his value and importance to the Company, and the benefit to the Company of providing Mr. Georgiopoulos with long-term incentives, the Committee determined to award Mr. Georgiopoulos a restricted stock grant of 150,000 shares of the Company’s common stock with vesting of all shares to occur on November 16, 2014, subject to earlier vesting in certain circumstances. For more information about the restricted shares granted to Peter C. Georgiopoulos, see “--Executive Compensation” above.

Conclusion

     The Compensation Committee believes that the Company’s current compensation programs and practices strike an appropriate balance between risk and reward and are consistent with the Company’s goals to attract, retain, and incentivize its executives and employees in both the short and long term.

Submitted by the Compensation Committee of the Board:

Peter S. Shaerf (Chair)
William J. Crabtree

Performance Graph

     The following graph illustrates a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of General Maritime’s common stock with the Dow Jones U.S. Total Market Index and the Philadelphia Stock Exchange Oil Services Sector Index, for the period from June 12, 2001 through December 31, 2004. The measurement assumes a $100 investment on June 12, 2001. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock. Data for the Dow Jones U.S. Total Market Index and the Philadelphia Stock Exchange Oil Services Sector Index assume reinvestment of dividends.

	6/12/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004
GMR	100	55.56	41.39	105.07	238.51
Dow Jones	100	91.76	76.29	77.54	98.5
OSX	100	73.22	71.55	95.49	102.2

     On January 26, 2005 our board of directors initiated a cash dividend policy. Under the policy, we plan to declare quarterly dividends to shareholders in April, July, October and February of each year based on our EBITDA after net interest expense and reserves, as established by the board of directors. We declared our initial quarterly dividend following the announcement of our first quarter 2005 results during the fourth week of April 2005.

REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company’s auditors. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as provided under the applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended and restated by the Board on March 23, 2004. As set forth in the Charter, the Committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles, monitoring the effectiveness of the Company’s internal controls, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

     The Committee met with the Company’s independent accountants to review and discuss the overall scope and plans for the audit of the Company’s consolidated financial statements for the year ended December 31, 2004. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements as well as the independent auditors’ evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

     The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and a formal written statement from the independent auditors, confirmed by management, of the fees billed for audit services, information technology consulting services, and other non-audit services rendered by the independent auditors for the most recent fiscal year. The Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and independent accountants, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

John O. Hatab (Chair)
William J. Crabtree
Rex W. Harrington

     The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of General Maritime’s voting common stock as of April 27, 2005 of:

    each person, group or entity known to General Maritime to beneficially own more than 5% of our stock;

    each of our directors;

    each of our Named Executive Officers; and

    all of our Directors and Named Executive Officers as a group.

     As of April 27, 2005, a total of 37,961,995 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Peter C. Georgiopoulos	3,267,793 (2)	8.7%
John P. Tavlarios	197,500 (3)	*
Jeffrey D. Pribor	10,500 (4)	*
John C. Georgiopoulos	76,500 (5)	*
John M. Ramistella	22,500 (6)	*
Milton H. Gonzales, Jr	5,000 (7)	*
William J. Crabtree	1,875 (8)	*
Rex W. Harrington	4,500 (9)	*
John O. Hatab	0	*
Stephen A. Kaplan (10)	0 (10)	*
Peter S. Shaerf	4,500 (11)	*
Oaktree Capital Management, LLC (10)	4,176,756	11.02%
FMR Corp. (12)	5,322,420	14.12%
Neuberger Berman, LLC (13)	4,583,050	12.18%
Frontline Ltd. (14)	2,000,000	5.3%
All Directors and Named Executive Officers as a group (11 persons)	3,590,668	9.45%

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated the business address of each beneficial owner identified is c/o General Maritime Corporation, 299 Park Avenue, Second Floor, New York, New York 10171.

(2)

Includes 500,000 restricted shares of our common stock granted on November 26, 2002, which will vest on November 26, 2009; 56,250 restricted shares of our common stock granted on November 12, 2003, which will vest in three equal installments on the second, third and fourth anniversaries of the date of grant; 150,000 restricted shares of our common stock granted on February 9, 2005, which will vest on November 16, 2014; and 350,000 restricted shares of our common stock granted on April 6, 2005, which will vest on December 31, 2014. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(3)

Includes 125,000 restricted shares of our common stock granted on November 26, 2002, which will vest on November 26, 2009; 22,500 restricted shares of our common stock granted on November 12, 2003, which will vest in three equal installments on the second, third and fourth anniversaries of the grant date; and 50,000 restricted shares of our common stock granted on February 9, 2005, which will vest in five equal installments commencing on November 16, 2005 and on each of the four anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(4)

Includes 10,000 restricted shares of our common stock granted on February 9, 2005, which will vest in five equal installments commencing on November 16, 2005 and on each of the four anniversaries thereafter. The foregoing grant is subject to accelerated vesting under certain circumstances set forth in the grant agreement.

(5)

In accordance with SEC rules, this number includes 39,000 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Also includes 7,500 restricted shares of our common stock granted on November 12, 2003, which will vest in three equal installments on the second, third and fourth anniversaries of the grant date; and 10,000 restricted shares of our common stock granted on February 9, 2005, which will vest in five equal installments commencing on

November 16, 2005 and on each of the four anniversaries thereafter. Does not include shares subject to options to purchase 20,000 shares of our common stock granted on November 26, 2002, which will vest in two equal installments on the third and fourth anniversaries of the date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(6)

In accordance with SEC rules, this number includes 4,500 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Also includes 7,500 restricted shares of our common stock granted on November 12, 2003, which will vest in three equal installments on the second, third and fourth anniversaries of the grant date; and 3,000 restricted shares of our common stock granted on February 9, 2005, which will vest in five equal installments commencing on November 16, 2005 and on each of the four anniversaries thereafter. Does not include shares subject to options to purchase 7,500 shares of our common stock granted on November 26, 2002, which will vest in two equal installments on the third and fourth anniversaries of the date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(7)

Represents 5,000 restricted shares of our common stock granted on February 9, 2005, which will vest in five equal installments commencing on November 16, 2005 and on each of the four anniversaries thereafter. The foregoing grant is subject to accelerated vesting under certain circumstances set forth in the grant agreement.

(8)

In accordance with SEC rules, this number includes 1,875 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Does not include shares subject to options granted on June 5, 2003, to purchase 1,250 shares of our common stock which vest in two equal installments on the third and fourth anniversaries of the date of grant. Also does not include shares subject to options to purchase 3,750 shares of our common stock granted on May 20, 2004, which will vest in three equal installments on the second, third and fourth anniversaries of the date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(9)

In accordance with SEC rules, this number includes 1,875 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Does not include shares subject to options granted on June 5, 2003, to purchase 1,250 shares of our common stock which vest in two equal installments on the third and fourth anniversaries of the date of grant. Also does not include shares subject to options to purchase 3,750 shares of our common stock granted on May 20, 2004, which will vest in three equal installments on the second, third and fourth anniversaries of the date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(10)

Each of Mr. Kaplan’s and Oaktree Capital Management, LLC’s address is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Capital Management, a registered investment adviser under the Investment Advisers Act of 1940, is the general partner of OCM Principal Opportunities Fund, L.P. The shares reported herein in the amount of 4,176,756 are held directly by OCM Principal Opportunities Fund, L.P. Mr. Kaplan, a director of General Maritime, is a Principal of Oaktree Capital Management, LLC. Pursuant to policies of Oaktree Capital Management, LLC, Mr. Kaplan cannot retain any options or shares issued thereunder and have assigned all pecuniary and voting interest to OCM Principal Opportunities Fund, L.P. As the general partner of the OCM Principal Opportunities Fund, L.P., Oaktree Capital Management, LLC has voting and dispositive power over the 4,176,756 shares reported herein. Although Oaktree Capital Management, LLC may be deemed to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934, Oaktree Capital Management, LLC disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them. In addition, to the extent Mr. Kaplan participates in the process to vote or dispose of the 4,176,756 shares reported herein, he may be deemed under certain circumstances for purposes of Section 13 of the Securities Exchange Act of 1934 to be the beneficial owner of those shares. Mr. Kaplan, however, disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(11)

In accordance with SEC rules, this number includes 4,500 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days. Does not include shares subject to options granted on June 5, 2003, to purchase 1,250 shares of our common stock which vest in two equal installments on the third and fourth anniversaries of the date of grant. Also does not include shares subject to options to purchase 3,750 shares of our common stock granted on May 20, 2004, which will vest in three equal installments on the second, third and fourth anniversaries of the date of grant. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(12)

Each of Mr. Edward Johnson III’s, Ms. Abigail Johnson III’s, and FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,013,460 shares of General Maritime Corporation, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 187,460 shares of General Maritime Corporation, as a result of its serving as investment manager of various institutional accounts. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited is the beneficial owner of 121,500 shares of the Company. On June 30, 1980, the shares of Fidelity International Limited were distributed, as a dividend, to the shareholders of FMR Corp. Fidelity International Limited operates as an entity independent of FMR Corp. However, FMR Corp. made a filing on a voluntary basis as if all the share of FMR Corp. and Fidelity International Limited are beneficially owned by FMR Corp. Mr. Edward C. Johnson is the Chairman of FMR Corp. and Mr. Abigail P. Johnson is a director of FMR Corp. Family members of Mr. Johnson own approximately 49% of the voting power of FMR Corp.

(13)

Neuberger Berman, LLC’s address is 605 Third Ave., New York, NY, 10158-3698. Neuberger Berman, LLC is deemed to be a beneficial owner since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. ("Employees") own 399,000 shares. Employee(s) own these shares in their own personal securities accounts. Neuberger Berman LLC disclaims beneficial ownership of these shares since; these shares were purchased with each employee(s) personal funds and each employee has exclusive dispositive and voting power over the shares held in their respective accounts.

(14)

Frontline Ltd’s address is Par-La-Ville Place, 4th Floor, 14 Par-La-Ville Road, Hamilton, HM 08, Bermuda. Each of Frontline, Hemen Holding Limited, the principal shareholder of Frontline, and John Fredriksen, Chairman, CEO, President and Director of Frontline and ultimate beneficiary of Hemen, may be deemed to beneficially own 2,000,000 shares of Common Stock. Bandama Investment Ltd., a wholly-owned subsidiary of Frontline, beneficially owns 900,000 shares of Common Stock. Frontline, as the corporate parent of Bandama, shares the power to vote, to direct the vote, to dispose and to direct the disposition of the 900,000 shares of Common Stock acquired by Bandama. In addition, Hemen, as the principal shareholder of Frontline, and Fredriksen, as the ultimate beneficiary of Hemen, share the power to vote, to direct the vote, to dispose and to direct the disposition of the 900,000 shares of Common Stock acquired by Bandama and the 1,100,000 shares of Common Stock acquired by Frontline.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Lease

     We lease office space of approximately 11,000 square feet for our principal executive offices in New York, New York in a building currently leased by GenMar Realty LLC, a company wholly owned by Peter C. Georgiopoulos, our Chairman, President and Chief Executive Officer. There is no lease agreement between us and GenMar Realty LLC. We have paid an occupancy fee on a month to month basis in the amount of $55,000 for use of this space. In April 2005, we moved our executive offices, and will cease to use this space and pay this fee at the end of that month.

Loans

     During the fourth quarter of 2000, we lent $485,467 to Peter C. Georgiopoulos. This loan does not bear interest and is due and payable on demand. The full amount of this loan was outstanding as of December 31, 2004.

Transactions with American Marine Advisors, Inc.

     In 2004, we engaged American Marine Advisors, Inc., an investment bank specializing in the maritime industry, to provide advisory services as part of our due diligence review in connection with our acquisition of vessels and a technical management company from Soponata SA. We paid American Marine Advisors, Inc. a fee of $200,000 for these services. Peter S. Shaerf, who serves as a senior vice president of American Marine Advisors, Inc., had no direct interest in this transaction.

Transactions with Genco Shipping & Trading Limited

     Peter C. Georgiopoulos, John P. Tavlarios and Stephen A. Kaplan are directors of Genco Shipping & Trading Limited, an owner and operator of dry bulk vessels. Peter Georgiopoulos, John Tavlarios, John Georgiopoulos, Jeffrey Pribor and affiliates of OCM Principal Opportunities Fund, L.P., of which Mr. Kaplan is the portfolio manager, have invested in Genco Shipping & Trading Limited

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected the firm of Deloitte & Touche LLP as the Company’s independent auditors to audit the financial statements of General Maritime for the fiscal year ending December 31, 2005 and recommends that shareholders vote for ratification of this appointment. The Company engaged Deloitte & Touche LLP as its independent auditors in August 2000 in anticipation of its initial public offering. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

     If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider its selection of auditors. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of General Maritime and its shareholders.

     The 2004 Audit Committee has determined that the provision of the services covered under the headings and “All Other Fees” below is compatible with maintaining Deloitte & Touche’s independence for purposes of acting as General Maritime’s independent auditor.

Fees to Independent Auditors for Fiscal 2004 and 2003

     The following table presents fees for professional services rendered by Deloitte & Touche LLP (“Deloitte”) for the audit of the Company’s annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche for fiscal 2004 and fiscal 2003.

Type of Fees	2004 ($ in thousands)	2003 ($ in thousands)

Audit Fees	$1,214,000	$ 405,000
Audit-Related Fees	$ 295,000	$ 213,500
Tax Fees	$ 53,400	$ 0
All Other Fees	$ 0	$ 12,100
Total	$1,562,400	$ 630,600

     In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to Deloitte for the audit of the Company’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. In 2003, “all other fees” included fees for procedures in connection with the Company’s Policies and Procedures Manual.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENERAL MARITIME’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 3

     AMENDMENT AND RESTATEMENT OF THE GENERAL MARITIME CORPORATION 2001 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED ON DECEMBER 12, 2002) TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN

General

     On September 14, 2004, the Board of Directors (the “Board”) approved an amendment to and restatement of the General Maritime Corporation 2001 Stock Incentive Plan (as previously amended and restated on December 12, 2002) (the “Plan”), subject to approval by the shareholders of General Maritime Corporation (the “Company”), to increase the number of shares of Common Stock authorized for issuance under the Plan by 1.5 million shares from 2.9 million shares to 4.4 million shares and to make certain other changes. As of April 27, 2005, 1,053,250 shares are still available for new awards under the Plan. The Plan is designed to promote the Company’s long-term interests and those of its shareholders by providing a means for attracting and retaining directors, officers and other employees by providing for awards in the form of Common Stock. The Plan is also designed to provide certain “performance-based” compensation to these key persons. As a result, the Board proposes and recommends approval of the proposed amendment and restatement of the Plan, which increases the maximum number of shares available by 1.5 million shares from 2.9 million to 4.4 million and makes certain other revisions to the Plan.

     A summary of the amended and restated Plan appears below. This summary is qualified in its entirety by reference to the text of the amended and restated Plan, which is included as Appendix I to this proxy statement.

General Description of the Plan

     Awards. The Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, shares of unrestricted stock, performance shares, and dividend equivalent rights (“DERs”, and collectively with NQOs, ISOs, SARs, and grants of restricted stock, unrestricted stock and performance shares, “Awards”). Under the Plan, the Company may deliver authorized but unissued shares of Stock, treasury shares of Stock, and shares of Stock acquired by the Company for the purposes of the Plan.

     Maximum Number of Shares. The maximum number of shares of the Company’s Common Stock (“Common Stock”) which may be granted pursuant to the Plan is 4.4 million shares. Shares issued pursuant to the Plan may be either authorized but unissued Common Stock, authorized and issued Common Stock held as treasury shares or Common Stock acquired by the Company for the purposes of the Plan. Any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock that are forfeited and any shares in respect of which a stock appreciation right or performance share award is settled for cash, will not be considered to have been awarded under the Plan and shall again become available for awards under the Plan. Subject to adjustment, the maximum number of shares of Common Stock which may be granted to any one individual during any one calendar year is 750,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against the limit for that year even after their cancellation.

     Administration. The Plan is administered by the Compensation Committee of the Board (“the Committee”) or such other committee or subcommittee as the Board may designate. The members of the Committee are appointed by, and serve at the pleasure of, the Board. Each member of the Committee currently is a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the “Code”). However, the failure of Committee members to qualify as non-employee directors or outside directors will not invalidate any grants. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Subject to the provisions of the Plan, the Committee has the authority to (i) determine the key persons who will receive Awards, the type of Awards granted, the number of shares subject to each Award and the other material features of Awards granted, (ii) construe, interpret and implement the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law. The determination of the Committee on all matters relating to the Plan shall be final, binding and conclusive. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by law, provided that the Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     Eligibility. Officers, directors (including non-employee directors), and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures, as the Committee in its sole discretion shall select, are eligible to receive Awards under the Plan. As of April 27, 2005, approximately 48 employees and four directors of the Company who are not also employees are eligible to participate in the Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

     Power to Amend. The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if it would increase the number of shares of Stock available for issuance under the Plan, is necessary to prevent such Awards from being subject to the deduction limit of Section 162(m) of the Code and to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or is required by law or stock exchange rules. The Committee may, in its sole discretion, without amending the Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR, (ii) accelerate the date on which any Award vests, or (iii) waive any condition imposed with respect to any Award. No amendment or modification to the Plan or any Award may reduce the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee.

Summary of Awards Available Under the Plan

     Non-Qualified Stock Options. The exercise price per share of each NQO granted under the Plan is determined by the Committee on the grant date. Each NQO is exercisable for a term established by the Committee on the grant date. The exercise price shall be paid by certified or official bank check or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.

     The Plan contains provisions applicable to the exercise of NQOs subsequent to a “termination of employment,” as the result of a dismissal for “cause,” a dismissal other than for “cause,” “retirement,” “disability” (as each such term is defined in the Plan), resignation without the Company’s prior consent, or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s dismissal other than for cause, the expiration of three months after such termination of employment, (ii) in the event of a grantee’s disability or death, the first anniversary of such termination, and (iii) in the event a grantee retires, the third anniversary of such termination. In the event of a dismissal for cause or by reason of a resignation without the Company’s prior consent, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period, then the grantee’s NQOs shall remain exercisable until the first anniversary of the grantee’s date of death (or the expiration of the original exercise period, if earlier).

     Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of Stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date. The exercise price of an ISO will be paid by certified or official bank check or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe. The aggregate fair market value of shares of Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

     In the event of a grantee’s termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs (although the definition of the term “disability” in respect of ISOs may differ). However, an option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability, or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

     Reload Options. The Committee may include in any agreement evidencing an option (the “original option”) a provision that a “reload option” will be granted if the grantee delivers shares of Stock in partial or full payment of the exercise price of the original option, with the reload option covering that number of shares of Stock equal to the number of shares of Stock so delivered, and having an exercise price per share equal to the fair market value of a share of Stock on the exercise date of the original option.

     Stock Appreciation Rights. The exercise price of each SAR shall be such price as the Committee determines on the grant date, but not less than the fair market value of a share of Stock on the grant date. Each SAR shall be exercisable for a term established by the Committee on the grant date. The exercise of an SAR with respect to a number of shares entitles the grantee to receive for each such share an amount in cash or a number of shares of Stock (valued at their fair market value on the date of exercise of the SAR), equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the exercise price of the SAR. SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of Stock less than or equal to the number of shares subject to the related option. The exercise of a SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which a SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee’s termination of employment, SARs generally are exercisable to the same extent as described above with respect to NQOs.

     Restricted Stock. Prior to the vesting of any restricted shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Committee determines on the grant date. The Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Unvested shares of restricted stock are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.

     Unrestricted Stock. Shares of Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines.

     Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its sole discretion. The grantee of such an award will be entitled to receive shares or the cash value thereof (in the discretion of the Committee) if performance goals specified by the Committee are met.

     Dividend Equivalent Rights. The Committee may, in its sole discretion, grant with respect to any option, SAR or performance share award, a DER entitling the grantee to receive amounts equal to the ordinary dividends that would have been paid on the shares of Stock covered by such Award as if such shares were then outstanding. DERs may be payable in cash, in shares of Stock or in any other form, as determined by the Committee.

Transferability

     No Award is transferable other than by will or the laws of descent and distribution, except to the extent an agreement with respect to an NQO or SAR Award permits certain transfers to a grantee’s family members or trusts.

Certain Corporate Changes

     The Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Stock available to be delivered under the Plan, the number of shares subject to Awards, and the exercise prices of certain Awards. The Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Certain Changes in the Control of the Company

     Unless the Committee determines otherwise with respect to an Award, in the event of a “Change in Control” (as defined in the Plan), any outstanding unvested or unexercisable Awards shall become vested and immediately exercisable and if a grantee incurs a termination of employment for any reason other than a dismissal for cause within one year following the Change in Control, the standard exercise period that applies for options and SARs following termination of employment will be extended until the first anniversary of his or her termination of employment (but not later than the original expiration date of the award).

Tax Withholding

     The Plan provides that a grantee may be required by the Committee to meet certain tax withholding requirements by remitting to the Company cash or, with the approval of the Committee, through the withholding of shares otherwise payable to the grantee.

Performance-Based Compensation

     A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” under Section 162(m) of the Code are not counted toward the $1 million limit. If the Company’s stockholders approve the Plan, grants of NQOs, ISOs, and SARs generally would be eligible for this exception to the $1 million limit. In addition, the Plan permits the Committee to condition the granting and/or vesting of Awards on the achievement of one or more objective performance goals based on one or more of the performance criteria described below. Any Award that is conditioned upon the achievement of these performance goals will qualify as performance-based compensation and not be counted towards the $1 million limit.

     The performance goals may be expressed in terms of one or more one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate or divisional sales-based measures. Each performance goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. The terms of an Award conditioned upon the achievement of these performance goals will state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

     To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company's reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder: all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

     To satisfy the requirements that apply to performance-based compensation, these criteria must be approved by the Company’s stockholders, and approval of the Plan will also constitute approval of the foregoing criteria. The Plan authorizes the Committee to defer payment of Awards that do not qualify as performance-based compensation, generally until the grantee’s termination of employment.

Expiration of the Plan

     Unless terminated earlier by the Board, the provisions of the Plan with respect to grants of incentive stock options shall terminate on June 10, 2011 with respect to the initial 2,900,000 shares authorized under the Plan and on September 14, 2014 with respect to the additional 1,500,000 shares authorized in September 2004. No incentive stock option awards shall be made under the Plan after those dates. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

Governing Law

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

New Plan Benefits

     Since Awards under the Plan are wholly discretionary, amounts payable under the Plan are not determinable at this time. For information regarding certain awards made in respect of fiscal 2004 under the Plan, see “Executive Compensation - Summary Compensation Table” and the Compensation Committee Report.

Summary of Federal Tax Consequences

     The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

     Non-Qualified Options. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

     Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

     Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. Upon exercise of a SAR, the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     Restricted Stock. The grant of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction. Dividends are generally paid upon issued but unvested shares of restricted stock. All such dividends must be repaid if such shares are forfeited pursuant to the applicable grant.

     Unrestricted Stock. The grant of unrestricted stock will result in the taxable income for the recipient at the time of grant in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

     Performance Shares. The grant of a performance share award will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. The grantee will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and the Company will then be entitled to a corresponding deduction. If the shares received under a performance share award are not transferable and are subject to forfeiture, the shares will be considered restricted stock for tax purposes and the grantee will not realize ordinary income until the restrictions lapse (unless the grantee makes an election under Section 83(b)).

     Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

     Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

     $1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. The Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

     Section 409A. Section 409A of the Code, which was enacted in October 2004, imposes significant new restrictions on deferred compensation and may impact on Awards under the Plan. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The Plan is intended to comply with the requirements of Section 409A. The Company anticipates that it will amend the Plan and/or any Award to the extent that future additional administrative guidance indicates that the amendment is necessary to ensure that grantees are not subject to the Section 409A tax penalties.

     Change In Control. Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

     Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.

Reasons for the Proposed Amendment

     Under the Plan, of the 2.9 million shares of Common Stock authorized, 1,053,250 shares were available for future grants of restricted Common Stock at April 27, 2005. The purpose of the proposed increase is to provide sufficient shares for future grants to officers, directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures. The Board believes that the Company and its shareholders benefit significantly from having the Company’s key personnel receive shares of its Common Stock, and it is an essential element of an effective management incentive program. The Board also believes that grants of restricted Common Stock are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

Voting on the Proposal

     Under New York Stock Exchange rules, approval of the amendment the Plan will be decided by a majority of the votes cast “for” or “against” the proposal at the Annual Meeting, so long as the votes cast represent more than 50% of the common shares entitled to vote. Abstentions are counted as votes cast and have the effect of a vote “against” this proposal. Broker “non-votes” are not counted as votes cast.

Awards Under the Plan

     As of April 27, 2005, 1,053,250 shares of common stock remained reserved for issuance under the Plan. The proposed amendment to and restatement of the Plan will increase the maximum number of shares authorized for issuance under the Plan by 1.5 million shares.

     Information concerning shares of restricted Common Stock granted during fiscal year 2004 to the Named Executive Officers is set forth under “Executive Compensation – Summary Compensation Table” above. The following table sets forth information regarding the aggregate shares awarded under the Plan as of the Record Date.

	Stock Options			Restricted Stock

Name & Position	Number of Shares Subject to Options Outstanding or Exercised	Number of Shares Issued on Exercise	Number of Shares Underlying Outstanding Options	Number of Shares Subject to Restricted Stock Grants

Executive Officers	157,500	86,500	71,000	1,320,000

Non-Executive Employees	218,750	125,475	93,275	114,500

Non-Executive Director Groups	36,000	5,250	30,750	0

Total	412,250	217,225	195,025	1,434,500

Equity Compensation Plan Information

     The following table details information regarding General Maritime’s existing equity compensation plans as of December 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by shareholders (1)	197,650	$13.71	1,510,100

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	197,650	$13.71	1,510,100

(1)	Does not include 304,500 shares of restricted Common Stock awarded under the Plan on February 9, 2005, or 350,000 shares of restricted Common Stock awarded under the Plan on April 6, 2005.

     The Company is seeking shareholder approval of Proposal 3 to satisfy the NYSE listing standards which require companies whose stock is listed on the New York Stock Exchange to obtain shareholder approval of material revisions to “equity compensation plans”.

     If the shareholders do not approve Proposal 3, then the maximum number of shares issuable under the Plan will remain at 2.9 million shares of Common Stock (of which 1,053,250 remained reserved for issuance as of April 27, 2005).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 3 OF THE ENCLOSED PROXY CARD) OF THE AMENDMENT TO AND RESTATEMENT OF THE 2001 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED ON DECEMBER 12, 2002) TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders, for inclusion in General Maritime’s proxy statement and form of proxy relating to that meeting, must be received by General Maritime at its offices in New York, New York, addressed to the Secretary, not later than December 30, 2005. Such proposals must comply with General Maritime’s By-Laws and the requirements of Regulation 14A of the 1934 Act.

     In addition, Rule 14a-4 of the 1934 Act governs General Maritime’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to General Maritime’s 2006 Annual Meeting of Shareholders, if General Maritime is not provided notice of a shareholder proposal prior to March 15, 2006, General Maritime will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, the Company’s executive officers and directors and persons who own more than 10% of a registered class of General Maritime’s equity securities are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, the Company’s common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2004 its executive officers and directors complied with the Section 16(a) requirements, except that the following individuals filed late reports on Form 4: Peter C. Georgiopoulos, John P. Tavlarios, and John C. Georgiopoulos, each with respect to a grant of restricted common stock; and Andrew M.L. Cazalet, William J. Crabtree, Rex W. Harrington, and Peter S. Shaerf with respect to a grant of options to purchase common stock. In addition, John M. Ramistella and Milton H. Gonzales, Jr. were identified as executive officers of the Company in connection with the preparation of this proxy statement and, at that time, they made filings on Forms 3 and 4 which were not timely because they had not previously been identified as executive officers.

ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 (without the exhibits attached thereto), as amended, to any person who was a holder of the Company’s common shares on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held the Company’s common shares on the Record Date and should be submitted to John C. Georgiopoulos, Vice President, Chief Administrative Officer, Treasurer and Secretary of General Maritime, at 299 Park Avenue, Second Floor New York, New York 10171.

CHARITABLE CONTRIBUTIONS

     During fiscal year 2004, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors,

John C. Georgiopoulos
Vice President, Chief Administrative Officer, Treasurer & Secretary

Dated: April 29, 2005

APPENDIX I

GENERAL MARITIME CORPORATION
2001 STOCK INCENTIVE PLAN
(As amended and restated, effective ____________, 2005)

ARTICLE I

General

     1.1      Purpose

     The General Maritime Corporation 2001 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of General Maritime Corporation, a Marshall Islands Company (known as General Maritime Shipholdings, Ltd., prior to its initial public offering) (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain “performance-based” compensation to these key persons.

     1.2      Administration

     (a)      Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. For purposes of the foregoing, a “Qualified Member” is both a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the “Code”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b)       Committee’s Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

     (c)       Committee Action. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.

     (d)       Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

     (e)       Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.3       Persons Eligible for Awards

     The persons eligible to receive awards under the Plan are those officers, directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select. The Committee may from time to time in its sole discretion determine that any key person shall be ineligible to receive awards under the Plan.

     1.4       Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) unrestricted stock, and (g) performance shares, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

     1.5       Shares Available for Awards

     (a)       Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company (“Common Stock”) with respect to which awards may be granted pursuant to the Plan shall not exceed 4.4 million shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

     (b)       Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

     (c)       Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e); and any shares in respect of which a stock appreciation right or performance share award is settled for cash.

     (d)       Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 2.2(h), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 750,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against the limit for that year even after their cancellation.

     1.6       Definitions of Certain Terms

     (a)       The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

     (b)       The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

     (c)       Except for purposes of Section 2.5(f), a grantee shall be deemed to have a “termination of employment” upon (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; (ii) the date the grantee ceases to be a Board member; or (iii) in the case of a grantee who is, at the time of reference, both an employee or consultant and a Board member, the later of the dates determined pursuant to subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan. Such determinations of the Committee shall be final, binding and conclusive. A person whose status changes from consultant, employee, or member of the Board to any other of such positions without interruption shall not be considered to have had a termination of employment by reason of such change. For purposes of Section 2.5(f) a grantee shall have a “termination of employment” when the grantee ceases to be a common law employee of the Company or a parent or subsidiary of the Company.

     (d)       The terms “parent corporation” and “subsidiary corporation” shall have the meanings given them in section 424(e) and (f) of the Code, respectively.

     (e)       The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company, any Company subsidiary or any Company joint venture and each Board member’s service as a Board member.

     (f)       The term “cause” in connection with a termination of employment by reason of a dismissal for cause shall mean:

     (i)       to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii) the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:

(A) any failure by the grantee substantially to perform the grantee’s employment duties;

(B) any excessive unauthorized absenteeism by the grantee;

(C) any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

(D) any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E) any act by the grantee that is inconsistent with the best interests of the Company;

(F) the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

     (G)       the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliate’s, confidential or proprietary information;

(H) the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I) the grantee’s commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment by reason of a dismissal for cause has occurred pursuant to Section 1.6(f)(ii) for the purposes of Section 3.8(b)(iii), reference shall be made solely to subsections (C), (F), (G), (H), and (I) of Section 1.6 (f)(ii).

     Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Committee in its discretion, which determination shall be final, binding and conclusive on all parties. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

ARTICLE II

Awards Under The Plan

     2.1       Agreements Evidencing Awards

     Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

     2.2       Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

     (a)       Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     (b)       Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     (c)       Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

     (d)       Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     (e)       Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant. (See the default exercise period provided for under Sections 2.3(a) and (b).)

     (f)       Reload Options. The Committee may in its sole discretion include in any Grant Certificate with respect to an option (the “original option”) a provision that an additional option (the “reload option”) shall be granted to any grantee who, pursuant to Section 2.3(e)(ii), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The reload option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Grant Certificate provides for the grant of a reload option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3(e)(ii) in payment of such exercise price shall have been held for at least six months.

     (g)       Dividend Equivalent Rights. The Committee may in its sole discretion include in any Grant Certificate with respect to an option, stock appreciation right or performance shares, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Committee shall deem appropriate. Notwithstanding the foregoing, no dividend equivalent rights shall be conditioned on the exercise of any option or stock appreciation right if and to the extent that such dividend equivalent right would cause the compensation represented by such option or stock appreciation right not to constitute performance-based compensation under section 162(m) of the Code and no dividend equivalent right shall be granted if and to the extent that it would cause the grantee to be subject to tax under section 409A of the Code.

     (h)       Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be specified from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

     (i)       Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b) (6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

     2.3       Exercise of Options and Stock Appreciation Rights

     Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     (a)       Beginning of Exercise Period. Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right shall become exercisable in four equal installments of 25% of the shares subject to such option or stock appreciation right; one installment shall become exercisable on each successive anniversary of the date of grant.

     (b)       End of Exercise Period. Unless the applicable Grant Certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant of the award or (ii) the expiration, cancellation or termination of the award.

     (c)       Timing and Extent of Exercise. Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

     (d)       Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

     (e)       Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

     (f)       Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the optionee’s stockbroker.

     (g)       No Stockholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     2.4       Compensation in Lieu of Exercise of an Option

     Upon written application of the grantee of an option, the Committee may in its sole discretion determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

     2.5       Termination of Employment; Death Subsequent to a Termination of Employment

     (a)       General Rule. Except to the extent otherwise provided in paragraphs (b), (c), (d) or (e) of this Section 2.5 or Section 3.8(b)(iii), a grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

     (b)       Dismissal for Cause; Resignation. If a grantee incurs a termination of employment as the result of a dismissal for cause or resignation without the Company’s prior consent, all options and stock appreciation rights not theretofore exercised shall terminate upon the grantee’s termination of employment.

     (c)       Retirement. If a grantee incurs a termination of employment as the result of his retirement, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the third anniversary of such termination of employment, or (B) the original expiration date of the award. For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company (using any method of calculation the Committee deems appropriate) or (z) if approved by the Committee, on or after he has completed at least 20 years of service.

     (d)       Disability. If a grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on such termination of employment; and (ii) exercise must occur by the earlier of (A) the first anniversary of the grantee’s termination of employment, or (B) the original expiration date of the award. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

     (e)       Death.

     (i)       Termination of Employment as a Result of Grantee’s Death. If a grantee incurs a termination of employment as the result of his death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on such termination of employment; and (B)

exercise must occur by the earlier of (1) the first anniversary of the grantee’s termination of employment, or (2) the original expiration date of the award.

     (ii)       Death Subsequent to a Termination of Employment. If a grantee dies subsequent to incurring a termination of employment but prior to the expiration of the exercise period with respect to a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s date of death or (B) the original expiration date of the award.

     (iii)       Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.8 hereof.

     (f)       Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death or disability (unless death occurs within the three months or within the one year following termination of employment for disability), or for more than one year following a grantee’s termination of employment as the result of his becoming disabled, may be treated as an incentive stock option.

     (g)       Committee Discretion. The Committee, in the applicable Grant Certificate, may waive or modify the application of the foregoing provisions of this Section 2.5.

     2.6       Transferability of Options and Stock Appreciation Rights

     Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Grant Certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

     2.7       Grant of Restricted Stock

     (a)       Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a restricted stock agreement in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Marshall Islands Business Corporations Act.

     (b)       Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Committee’s discretion, to a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable restricted stock agreement.

     (c)       Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable restricted stock agreement. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

     (d)       Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable restricted stock agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

     (e)       Consequence of Termination of Employment. A grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested prior to, and do not vest on account of, such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise.

     2.8       Grant of Unrestricted Stock

     The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

     2.9       Grant of Performance Shares

     (a)       Performance Share Grants. The Committee may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of, or in connection with, any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by accepting delivery of a Grant Certificate at such time and in such form as the Committee shall determine.

     (b)       Stockholder Rights. The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

     (c)       Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee’s termination of employment by the Company and its subsidiaries for any reason (including death).

     (d)       Exercise Procedures; Automatic Exercise. At the discretion of the Committee, the applicable Grant Certificate may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

     (e)       Tandem Grants; Effect on Exercise. Except as otherwise specified by the Committee, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (ii) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Grant Certificate, and (iii) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the latter in the manner specified in the applicable Grant Certificate.

     (f)       Nontransferability. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the performance shares shall lapse.

ARTICLE III

Miscellaneous

     3.1       Amendment of the Plan; Modification of Awards

     (a)       Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

     (b)       Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan (i) that increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; (ii) that materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to section 16(b) of the 1934 Act or increases the benefits under the Plan to someone who is, or who is anticipated to be a “162(m) covered employee” (as defined in Section 3.9(a)(i)), materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons; or (iii) to the extent required by law or stock exchange rules.

     (c)       Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). Under no circumstances may the Committee modify an award in a manner that would cause the grantee to be subject to tax under section 409A of the Code.

     3.2       Consent Requirement

     (a)       No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

     (b)       Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

     3.3       Nonassignability

     Except as provided in Sections 2.5(e), 2.6, 2.7(d) and 2.9(f): (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

     3.4       Requirement of Notification of Election Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b) ), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

     3.5       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     The grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     3.6       Withholding Taxes

     (a)       With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

     (b)       With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

     3.7       Adjustment Upon Changes in Common Stock

     (a)       Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards may be: (i) granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 3.9(a)(i)), to cease to so qualify.

     (b)       Outstanding Restricted Stock and Performance Shares. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated pursuant to Section 2.7(c) hereof.

     The Committee may, in its absolute discretion, adjust any grant of shares of restricted stock (with respect to which such shares have not yet been issued as of the date of the occurrence of any of the following events) or any grant of performance shares, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

     (c)       Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, and the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

     (d)       Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or dividend equivalent right would have received in such merger or consolidation.

     (e)       Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights — Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

     (A)       cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right; or

     (B)       provide for the exchange of each option and stock appreciation right (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of

Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or dividend equivalent right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

     (f)       Outstanding Options, Stock Appreciation Rights and Dividend Equivalent Rights — Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(c), (d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right.

     (g)       No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

     3.8       Change in Control

     (a)       Change in Control Defined. For purposes of this Section 3.8, “Change in Control” shall mean the occurrence of any of the following:

     (i)       any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Peter C. Georgiopoulos or entities which he directly or indirectly controls (as defined in Rule 12b-2 under the Exchange Act), acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company;

     (ii)       the sale of all or substantially all of the Company’s assets in one or more related transactions to a “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) other than such a sale (x) to a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) to Peter C. Georgiopoulos or entities which he directly or indirectly controls; or

     (iii)       any merger, consolidation, reorganization or similar event of the Company, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity;

     (iv)       a majority of the members of the Board of Directors are no longer Continuing Directors; as used herein, a “Continuing Director” means any member of the Board of Directors who was a member of such Board of Directors on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director; or

(v) the Company adopts any plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets.

     (b)       Effect of a Change in Control. Unless the Committee provides otherwise in a Grant Certificate, upon the occurrence of a Change in Control, notwithstanding any other provision of this Plan:

(i) any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii) to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

     (iii)       a grantee who incurs a termination of employment for any reason, other than a dismissal for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

     (c)       Miscellaneous. Whenever deemed appropriate by the Committee, any action referred to in paragraph (b) (ii) of this Section 3.8 may be made conditional upon the consummation of the applicable Change in Control transaction.

     3.9       Limitations Imposed by Section 162(m)

     (a)       Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more pre-established objective performance goals.

          (i)       An individual is a “162(m) covered employee” if, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the four highest compensated officers of the Company other than the chief executive officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

          (ii)       If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

          (iii)       Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

     (b)       Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

          (i)       With respect to options, stock appreciation rights or dividend equivalent rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. In the event that a grantee exercises an option, stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

          (ii)       With respect to restricted stock, unrestricted stock or performance shares, the Committee may require the grantee to surrender to the Committee any certificates with respect to restricted stock and unrestricted stock and agreements with respect to performance shares, in order to cancel the awards of such restricted stock, unrestricted stock and performance shares (and any related dividend equivalent rights). In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

     3.10       Right of Discharge Reserved

     Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment.

     3.11       Nature of Payments

     (a)       Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     (b)       Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

     3.12       Non-Uniform Determinations

     The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(c).

     3.13       Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     3.14       Headings

     Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

     3.15       Effective Date and Term of Plan

     (a)       Adoption; Stockholder Approval. The Plan was adopted by the Board on June 10, 2001 and approved by the Company’s stockholders on June 12, 2001. The Plan was amended and restated on December 12, 2002. The Board increased the number of shares available under the Plan from 2,900,000 to 4,400,000 on September 14, 2004 and approved the further amendment and restatement of the Plan on April 25, 2005, subject to approval by the Company’s stockholders.

     (b)       Termination of Plan. Unless sooner terminated by the Board or pursuant to Paragraph (a) above, the provisions of the Plan respecting the grant of incentive stock options shall terminate on June 10, 2011 with respect to the initial 2,900,000 shares authorized under the Plan and on September 14, 2014 with respect to the additional 1,500,000 shares authorized on September 14, 2004. No incentive stock option awards shall be made under the Plan after such dates. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

     3.16       Restriction on Issuance of Stock Pursuant to Awards

     The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.

     3.17       Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2 and 3.						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL	2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
	Nominees: 01 Rex W. Harrington 02 John O. Hatab	☐	☐
				3.	RATIFICATION OF AMENDMENT TO AND RESTATEMENT OF THE 2001 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
WILL ATTEND
					If you plan to attend the Annual Meeting please mark the will ATTEND box			☐

Signature _________________________________ Signature _________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENERAL MARITIME CORPORATION

     The undersigned hereby appoints Peter C. Georgiopoulos and John C. Georgiopoulos, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of General Maritime Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of General Maritime Corporation to be held May 26, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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